As filed with the Securities and Exchange Commission on January 28, 2011
Registration No. 333-169302

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SI FINANCIAL GROUP, INC.
AND
SAVINGS INSTITUTE PROFIT SHARING AND 401(K) SAVINGS PLAN
(Exact name of registrant as specified in its charter)

Maryland	6035	80-0643149
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

803 Main Street
Willimantic, Connecticut 06226
(860) 423-4581
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Rheo A. Brouillard
President and Chief Executive Officer
SI Financial Group, Inc.
803 Main Street
Willimantic, Connecticut 06226
(860) 423-4581
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Victor L. Cangelosi, Esq.
Scott A. Brown, Esq.
Kilpatrick Townsend & Stockton LLP
607 14th Street, NW, Suite 900
Washington, DC  20005
(202) 508-5800

Sale to the Public Concluded on January 12, 2011

This Post-Effective Amendment No. 1 is filed to deregister $27,597,784 of shares of the $0.01 par value common stock (the “Common Stock”) of SI Financial Group, Inc. (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus dated November 10, 2010.  The remaining $84,619,736 of shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which: (1) $52,355,944 of shares were sold in the subscription and community offering; and (2) $32,263,792 of shares were exchanged in the exchange offering described therein.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Willimantic, State of Connecticut, on January 28, 2011.

SI Financial Group, Inc.

Date: January 28, 2011	By:	/s/ Rheo A. Brouillard
Rheo A. Brouillard
President and Chief Executive Officer